EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report of Zivo Bioscience, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the period ended September 30, 2024 as filed with the Securities and Exchange Commission (the “Report”), I, Keith Marchiando, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Keith Marchiando
Keith Marchiando
Chief Financial Officer
Dated: November 14, 2024